Exhibit 10.1

Marketing and Sales Distribution Agreement

Arsenalas-EHG. hereinafter referred to as the "SELLERS", on the one part,  and ECO BUILDING INTERNATIONAL,  hereinafter  referred to as the "BUYERS"  on the other  part,  have  concluded  the  present  Agreement  for the following:

THE SELLER:

Arsenalas-EHG

Silutes P1.39, KLAIPEDA

Lithuania

THE BUYER:

ECO BUILDING INTERNATIONAL

1 Mathew Place,

Ballintemple, Cork, Ireland

Both the above-mentioned parties agreed with the following conditions:

A. SUBJECT OF THE AGREEMENT

"SELLER" sells and "BUYER" has permission to take purchase orders on all products carried by SELLER. The following Eco Friendly Building & Lighting Products will be supplied by SELLER for Buyer inventory.

PRODUCT/DISCRIPTIOIN                                                  COST

Building Materials:

Wooden Plates

$15.00 per square metre

Wooden Beans

$5.00 per bag

Laminated Fiber board floors

$25.00 per Square metre

Granite Works

Priced per Order Selection

Sanitary Ware

Priced per Order Selection

Thin Film Solar Roofs

Priced per Order Selection

FlexVent Roofing

Priced per Order Selection

Natural Cork Flooring

$2.00 sf

Counter: Recycled glass surfaces

$95.00 sf

Counter: 50/50 blend recycled wood fiber

$75.00

Horizontal Window

$300.00

Vertical Windows

$310.00

In quantity and assortment according to Proforma. Invoice which are made out on each batch of the Goods  separately,  are assured by signatures  and seal of the Parties (sides), and are an integral part of the Agreement.  The goods under the given Agreement  will be put to US and Canada on conditions

B. PRICE AND TOTAL SUM OF THE AGREEMENT

B.1. The total sum of the Agreement

B.2 The  Prices for the Goods sold  under the  present  Agreement,  are fixed inprice-lists in US dollars, understood ButterBridge Co,  and are  specified in Proforma  Invoice and  Commercial  invoice accompanying each batch of the Goods.  Packing, normal marks,  loading,  export customs charges are included into the price of the Goods. Currency of the Agreement is US dollars.

C. DELIVERY And PAYMENT TERMS

C.1 Delivery of the Goods is carried out by separate batches, according to the Proforma Invoice. The SELLER undertakes to deliver each batch of the Goods under the present Agreement not later than 25 days since the moment of reception of an advance payment.

C.2. Within 24 hours after shipment of Goods the SELLER undertakes to inform the BUYERS by fax:  +1-702-974-1814 about date of shipment. The date of delivery and date of passing the property  right is  considered to be the date of loads goods on board.

C.3 Currency of payment is US dollars.  Payment of the Goods  delivered  under the present  Agreement,  is carried  out by the BUYER in US  dollars,  through  bank transaction  to the account of the SELLER,  according to Proforma  Invoice.  The advance payment for the goods is 20 % and is transacted according to Proforma Invoice.  The rest of the payment - 80 % for each batch of the Goods is carried out after loading the container and sending  corresponding  documents  copies by fax to the Buyer. Originals of documents are sent the Buyer after accepting 100% of payment for  the  Goods  within  5  days  by  special   express-mail   (DHL International), the Seller bears the charges.

D. GUARANTEE OF THE SELLER: PACKING, QUALITY OF THE GOODS

D.1. The SELLER guarantees, that the quantity of the put Goods will correspond to the quantity specified in the Agreement.  The SELLER guarantees, that the quality of the goods will be as the samples, which was transferred by the SELLER to the BUYER.

D.2.  In case of delivery of the poor-quality  goods within 45 days from shipping date or at time of opening the  container  the SELLER  undertakes to replace the poor-quality goods  qualitative,  thus the transport and other charges connected with replacement of the poor-quality  goods are carried by the SELLER.

D.3. Acceptance  of the goods by amount is made by transfer of the goods of the transport  organization  Carrying  out  delivery  of the  goods  for the  Buyer. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the Buyer.

D.4. The Goods should be shipped in the standard packing providing safety of the goods. The SELLER bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

E. PENALITES

E.1. In case of infringement of term of payment for the Goods, the BUYER pays to the SELLER the fine of 0,1%  from the sum of the  Agreement  per  every day of delay.

E.2. In case of incomplete delivery of the Goods the SELLER is obliged to provide delivery the Goods in the terms coordinated by the parties (sides) or to compensate  shortage in money's worth.

E.3. If the SELLER does not provide delivery of the Goods in time  unreasonably, specified  in the order,  and does not notify  properly  on it the BUYER it (he) pays the penalty at a rate of 0,1 % from the sum of the Agreement US dollars per every day of delay.

E.4. In case of impossibility of delivery of the goods during 40 days from the moment of realization of payment, the SELLER  undertakes to return an advance payment in the full size, in time,  thus having paid to the BUYER 0,1 % from the sum of the Agreement per every day of a delay.

F. DOCUMENTS

     1.   Marketing and Sales Distribution Agreement (original);

     2.   Bill of lading (Sea bills)

     3.   Packing list

     4.   Commercial Invoice;

G. INSURANCE

The Buyer is responsible to cover expenses for insurance of the goods.

H. FORCE-MAJEUR

The  Parties  are  released   from   responsibility   for  partial  or  complete non-fulfillment  of their  liabilities  under  the  present  Agreement,  if this non-fulfillment was caused by the circumstances of Force-majeur,  namely:  fire, flood,  earthquake,  provided  the  circumstances  have  directly  affected  the execution of the present Agreement.  In this case the time of fulfillment of the Agreement obligations is extended for the period equal to that during which suchcircumstance last. The Party, for which it became impossible to meet obligations under  the  Agreement,  is to  notify in  written  form the  other  Party of the beginning and cessation of the above circumstances immediately,  but in any case not later than ten days of the moment of their  beginning.  The notification of Force Majeure  circumstances  not made within 15 days deprives the corresponding Party of the right to refer to such circumstances in future.

The written  evidence  issued by the  respective  Chambers of Commerce will be a sufficient   proof  of  the  existence  and  duration  of  the  above  Indicated circumstances.  If these circumstances  last longer than six months,  then each Party will be  entitled to cancel the whole  Agreement  or any part of it and in this case  neither  Party  shall  have the right to demand any  compensation  of ventual losses from the other Party.  The SELLERS undertake in this case immediately to return all the goods paid lately under the present Agreement.

I. ARBITRATION

I.1. All disputes and the disagreements, able to arise from the present Agreementor in connection with it, will be whenever possible to be solved by negotiations (peace talks) between the Parties. 9.2. In case the Parties will not come to the agreement business is subject to the Ireland International  Economic  and Trade Commission (Ireland) according to the related international law. The decision of arbitration Court is final and obligatory for both Parties.

J. CONDITIONS

The Agreement acts from the date of signing and operates for two years.

The Agreement can be changed, terminates only under the mutual agreement of the parties.  The Agreement can be prolonged till one year, according to the mutual agreement of the sides.  Any of the parties has no right to transfer the third party of the right and the obligation under the present Agreement without the written approval of other Party.  All additions and changes for the present Agreement, signed by the parties are his integral part. The Agreement or additions to the Agreement, transferred on channels of facsimile communication, have validity.

K. ACCEPTANCE AND LEGAL ADDRESSES OF THE PARTIES

DATE:   01/15/2009

THE BUYER:

ECO BUILDING INTERNATIONAL.

By:

/s/ Chris Kidney

Name: Chris Kidney

Title: President

THE SELLER:

ARSENALAS-EHG

By:

/s/ Tatjana Katrecko

Name: Tatjana Katrecko

Title: Director